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                                                               EXHIBIT 23.2

              CONSENT OF FINANCIAL SERVICES CONSULTING GROUP

   The undersigned consents to the reference to Financial Services Consulting Group ("FSCG") and to the summary of the analysis of FSCG set forth under the caption "Related Issuance of Securities not Covered by this Prospectus--BRE Option Holders," in the Registration Statement on Form S-1 (Registration
No. 333-36162) filed by VelocityHSI, Inc. with the Securities and Exchange Commission.

August 1, 2000

                                          FINANCIAL SERVICES CONSULTING GROUP


                                          By: /s/ Gregory S. Ansel
                                              ____________________________

                                                 Gregory S. Ansel, ASA

                                                       Principal